EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated February 25, 2019 (April 29, 2019 as to Note 5) relating to the consolidated financial statements of Athena SpinCo Inc. (renamed Diamond S Shipping Inc.), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

September 25, 2019